EXHIBIT 4.4

                           EMPLOYEE SAVINGS PLAN
                         FOR ELIGIBLE EMPLOYEES OF
                            POCO PETROLEUMS LTD.

                          ARTICLE 1 - DEFINITIONS

1.1  Whenever used in this Plan:

     (a) "Active Participant" shall mean an Employee described in Article 2 in any month contributions are made under Section 3.1 or 3.2.

     (b) "Administrator" shall mean the administrator of the Plan, being Fidelity Investments Canada Limited or any successor appointed by the Corporation.

     (c) "Basic Earnings" shall mean the projected annual salary of the Employee as determined conclusively by the Corporation, excluding all bonuses, car allowances and all non cash benefits from employment.

     (d) "Corporation" shall mean Poco Petroleums Ltd., its successors and assigns and any subsidiary or affiliated company so designated by the Directors of Poco Petroleums Ltd.

     (e) "Credit Balance" shall refer to each Participant's interest under the Plan from time to time, as described in Article 5, and shall include:

          (i) the investments held by the Trustee for the Participant under this Plan as of a specified date; and

          (ii) amounts held by the Trustee for the Participant in uninvested cash or in any other form.

     (f)  "Employee"  shall  mean  a  permanent  salaried  full-time  or  a
          permanent   salaried   part-time/job   share   employee   of  the
          Corporation.

     (g) "Fund" shall mean the asset balance attributable to each of the investments described in Section 6. 1.

     (h) "Normal Retirement Date" shall mean, in respect of any Participant who has attained the age of 60, the Transaction Date coinciding with or next following the date of retirement from employment with the Corporation of that Participant.

     (i) "Participant" shall mean an Employee of the Corporation who is an Active Participant in the Plan as prescribed in Article 2, or who has been an Active Participant and still has a Credit Balance in the Plan.

     (j)  "Plan"  shall  mean  the  Employee   Savings  Plan  for  Eligible
          Employees of the Corporation as described herein, or as hereafter amended.

     (k) "RRSP" means the Poco Petroleums Ltd. Group Retirement Savings Plan administered by the Administrator.

     (l) "Transaction Date" shall mean the first business day of each month.

     (m) "Trustee" shall mean the trustee of the Plan, being TD Trust Company or any successor trustee appointed by the Administrator or the Corporation.

Whenever used in this instrument, the singular shall include the plural, the plural shall include the singular, the feminine gender shall include the masculine, and the masculine gender shall include the feminine.

                         ARTICLE 2 - PARTICIPATION

2.1  Entry Into Plan
     ---------------

     Each Employee of the Corporation shall become eligible to be an Active Participant in this Plan on the date of employment by the Corporation, provided the Employee has:

     (a)  made  written   application   in  a  manner   acceptable  to  the
          Corporation;

     (b) executed an election designating the percentage of Basic Earnings to be contributed to the Plan and, authorized the Corporation to make payroll deductions for the Participant's contributions as provided in Article 3 hereof; and

     (c) been certified to the Administrator by the Corporation as an eligible Participant under the Plan.

2.2  Cessation of Participation
     --------------------------

     An Employee will remain an Active Participant in the Plan until the earliest of the following dates:

     (a)  The date the Employee ceases to be employed by the Corporation;

     (b)  The date the Employee suspends contributions under Section 3.4;

     (c) The date the Employee becomes entitled to long term disability benefits from either the Corporation or the insurers of the Corporation; or

     (d) The date the Employee gives written notice to the Corporation and the Trustee of withdrawal of the Plan.

                         ARTICLE 3 - CONTRIBUTIONS

3.1  Participant's Contributions
     ---------------------------

     Each Active Participant may contribute to the Plan any percentage up to a maximum of 5% of the Active Participant's Basic Earnings (such percentage being referred to herein as the "Basic Contribution Rate"), which Basic Contribution Rate shall be established by the Participant from time to time by notice in writing to the Corporation and which shall be paid to the Administrator in monthly instalments by the Corporation deducting the amount of each such instalment from each payment of Basic Earnings to the Employee. A Basic Contribution Rate established by an Active Participant shall continue until varied by an Active Participant by notice in writing to the Corporation.

3.2  Corporation Contributions
     -------------------------

     The Corporation shall contribute to the Plan, on behalf of each Active Participant, out of current or prior profits of the Corporation, an amount equal to 100% of the contributions made by such Active Participant up to a maximum of 5% of such Active Participant's Basing Earnings.

     The contributions by the Corporation and each Active Participant shall be made solely in the form of cash or securities of the Corporation, as determined by the Corporation and an Active Participant may elect to invest or withdraw such contributions as otherwise provided in this Plan.

3.3  Excess Contributions
     --------------------

     (a) Each Active Participant may elect to contribute to the Plan amounts of the Active Participant's Basic Earnings in excess of the Basic Contribution Rate ("Excess Contribution Rate"), which Excess Contribution Rate shall be established at the time of the establishment of the Basic Contribution Rate and which will be paid to the Administrator in monthly instalments by the Corporation deducting the amount of each such instalment from each payment of Basic Earnings to the Employee. An Excess
          Contribution Rate shall continue until varied by an Active Participant by notice in writing to the Corporation.

     (b) Contributions at the Excess Contribution Rate shall be made in the form of cash or securities of the Corporation, as determined by the Corporation and an Active Participant may elect to invest or withdraw the amount received as otherwise provided in this Plan. Contributions made at the Excess Contribution Rate are not eligible for matching contributions by the Corporation pursuant to Section 3.2, but are eligible for investment in the RRSP. All contributions made at the Excess Contribution Rate shall be otherwise subject to all of the terms and conditions of this Plan, including, in particular, Article 4 hereof.

3.4  RRSP Contribution Limits
     ------------------------

     If an Active Participant has in any year directed any portion of such Active Participant's contributions to be invested in the RRSP, such Active Participant shall be solely responsible for determining the maximum amount prescribed by law and such individual may contribute to one or more registered retirement savings plan in any year and for ensuring that such maximum amounts are not exceeded. Neither the Administrator, the Trustee, nor the Corporation shall in any way be liable in the event an Active Participant contributes any amounts to the RRSP which are either on their own or in combination with amounts contributed to other registered retirement savings plans, in excess of the maximum amounts prescribed by law eligible for income tax deduction for any one year.

3.5  Conditions and Limitations
     --------------------------

     (a) Each payment received by the Administrator shall be allocated to the Credit Balance of an individual Participant in respect of whom the amount was paid. The Administrator shall allocate contributions indicated in accordance with prior written instructions on the forms authorized by the Corporation.

     (b) Contributions by, and on behalf of, each Participant shall be paid to the Administrator by the Corporation not later than thirty (30) days following the deduction from the Employee's pay, and credited to the respective Credit Balance of each Participant.

3.6  Suspension of Contributions
     ---------------------------

     An Active Participant may suspend his contributions by written request to the Corporation, which request shall be effective on the next following Transaction Date. Contributions by an Active Participant and the Corporation shall be suspended during any period during which the Active Participant is temporarily not employed by the Corporation (on the inactive list) on account of layoff, leave of absence or other reason, and is not receiving salary from the Corporation.

                 ARTICLE 4 - WITHDRAWALS DURING EMPLOYMENT

4.1  Withdrawals of Participant's Contributions
     ------------------------------------------

     Not more frequently than once in each calendar quarter a Participant may withdraw from the Plan all or any portion of the Participant's Credit Balance in the Plan without penalty.

4.2  Procedure for Making Withdrawals
     --------------------------------

     Requests for withdrawals under Section 4.1 above shall be made directly to the Trustee and shall be made in accordance with such rules and procedures as may be established by the Trustee and approved by the Corporation from time to time. Withdrawals may, at the election of the Participant, be made in the form of cash or in such other form as may be made available by the Administrator.

               ARTICLE 5 - VESTING AND SETTLEMENT OF ACCOUNTS

5.1  Ownership of Own Contributions and Earnings
     -------------------------------------------

     All contributions to the Plan made by a Participant or by the Corporation on behalf of a Participant, together with any income, capital gain and other appreciation, less any capital loss, expense, charge and other such loss, allocated or reallocated to a Participant's Credit Balance shall be nonforfeitable and shall continually vest in the Participant.

5.2  Payment of Benefits
     -------------------

     The total of a Participant's Credit Balance shall be issued to the Participant or, in the event of death, to the Participant's beneficiary, as soon as is administratively feasible after the earliest of:

     (i) The day on which the Employee ceases to be employed by the Corporation;

     (ii) The day on which the Participant gives notice of withdrawal from the Plan.

     (iii) The death of the Employee;

     (iv)  The Employee's Normal Retirement Date; or

     (v)   The termination or winding up of the Plan by the Corporation.

                           ARTICLE 6 - INVESTMENT

6.1  Investment
     ----------

     (a)  All   contributions  in  the  Plan  shall  be  invested  in  such investment opportunities as may be designated by the Benefits Committee from time to time.

     (b)  Limitations on Designation of Investments
          -----------------------------------------

          (i) The Administrator shall execute all allocation requests as soon as administratively feasible. However, neither the Administrator nor the Corporation shall be liable for any delay in the execution of any requests. All securities of the Corporation required for the purposes of this Plan shall be purchased by the Administrator in the open market no later than the end of the first full week of the month following the month of contribution.

          (ii) Income, if any, from investments shall be reinvested by the Administrator in the same Fund.

            ARTICLE 7 - ACCOUNTS TO BE RENDERED BY ADMINISTRATOR

7.1  Retention and Issuance of Information by Administrator
     ------------------------------------------------------

     The Administrator shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions. As soon as practical after March 31st, June 30th, September 30th and December 31st of each calendar year, but in any event, no longer than 45 days after each such date, the Administrator, as prescribed herein, shall furnish the following reports and statements:

     (a) A report to the Corporation showing the operations of the Plan for the preceding three month period, including a summary of the transactions and a statement of assets held and such other statements as shall be requested by the Corporation and agreed to by the Administrator;

     (b) A statement to each Participant or beneficiary of the account of each Participant showing as of the end of such three month period the (i) total amount of contributions of the Participant; (ii) total amount of contributions made by the Corporation on behalf of the Participant; (iii) any expenses, withdrawals, losses or other charges made against the Participant's account during such period; (iv) all income or realized capital gains or losses credited to the Participant's account during such period; and (v) the amount of the Participant's Credit Balance; and

     (c) Such additional reports as the Corporation may from time to time request of the Administrator.

7.2  Issuance of Statement
     ---------------------

     A statement as provided for in Section 7.1(b) of this Article 7 shall be rendered to each Participant or beneficiary and to the Corporation within 45 days after an event described in Section 5.3, and an accounting and statements as provided for in Section 7.1(a) and (b) of this Article shall be rendered by the Administrator, within 45 days after the resignation or removal of the Administrator, for the period following the close of the last three month period to the date of resignation or removal.

                           ARTICLE 8 - TRUST FUND

8.1  Establishing Trust Fund
     -----------------------

     A trust fund shall be established by the Administrator to which all contributions by the Participants and the Corporation shall be made.

8.2  Allocation to Employee Accounts
     -------------------------------

     Each payment made to the Administrator shall be allocated to Participants by the Administrator in the year in which it is received by the Administrator. All investments, earnings, including interest, dividends, realized gains or losses shall be allocated to the Participants in the year in which they are received.

8.3  Limitation on Ownership of Assets
     ---------------------------------

     The trust fund shall not form any part of the revenue or assets of the Corporation, nor at any time shall any part of the trust fund be used for or diverted to any purposes other than for the exclusive benefit of the Participants and their beneficiaries. No person shall have any interest in or right to the trust fund or any part thereof, except as expressly provided in the Plan. No liability for the payment of benefits under the Plan shall be imposed upon the Corporation or the officers, directors or shareholders of the Corporation.

                         ARTICLE 9 - ADMINISTRATION

9.1  Administration of Plan
     ----------------------

     The administration of the Plan shall be the responsibility of the Administrator, provided that the Administrator may refer to and consult with the Corporation and the Administrator's professional advisers should the Administrator feel such action is warranted by circumstances.

9.2  Administrator Authority for Payment
     -----------------------------------

     The Administrator is duly authorized and directed to execute all agreements and elections and to do all things necessary or advisable for the administration and maintenance of the Plan and the payments of benefits to the Participants and their beneficiaries.

9.3  Administrator Authority for Interpretation
     ------------------------------------------

     At the request of the Administrator, the Corporation shall establish the facts and make final rulings concerning all questions regarding eligibility for withdrawals under Article 4, or distributions under
     Article 5. The Administrator shall conclusively decide on all matters relating to the administration and application of the terms of the Plan and the Corporation shall conclusively decide on all matters relating to the interpretation of the terms of the Plan.

9.4  Records and Accounts
     --------------------

     The Administrator shall keep or cause to be kept such records and accounts as may be necessary or appropriate for the discharge of its duties.

9.5  Expenses
     --------

     Any expenses, including fees of the Administrator, incurred in the administration of the Plan shall be paid by the Corporation and, until paid, shall constitute a charge upon the Fund.

9.6  Explanation of Plan
     -------------------

     The Corporation shall ensure that each new Employee is advised in writing of a Participant's rights under the Plan.

9.7  Voting of Shares
     ----------------

     The Administrator shall have all voting rights on securities of the Corporation held under Section 6.1.

                   ARTICLE 10 - MISCELLANEOUS PROVISIONS

10.1 Non-Assignable Assets
     ---------------------

     Neither a Participant's Credit Balance in the Plan, nor any cash, securities, or other property therein, shall be assignable or subject to garnishment, attachment, execution or levy of any kind or used as collateral by the Participant or beneficiary and no amount shall be payable to a Participant or a beneficiary by way of loan.

10.2 Limitation on Liability of Corporation and Officers
     ---------------------------------------------------

     Except for gross negligence or malfeasance, no officer, director or Employee of the Corporation shall be liable for any action or failure to act with respect to this Plan. The Corporation hereby agrees to indemnify and hold harmless its officers, directors and employees and to defend the same against any and all claims or liabilities which may be asserted against any of them by reason of any action or omission in the administration of the Plan, except in any case of fraud or wilful wrongdoing.

10.3 Limitation on Rights of Participant
     -----------------------------------

     The establishment and implementation of this Plan shall not constitute an enlargement of any rights to which an Employee is entitled apart from this Plan.

10.4 Submissions of Plan to Authorities
     ----------------------------------

     The establishment of this Plan is subject to obtaining such approval from the relevant tax authorities, as is necessary to establish that the Corporation is entitled to deduct the amounts of its contributions and payments as expenses, before taxes, under the provisions of the Income Tax Act, or any other applicable legislation, as is now in effect or as may be amended or adopted.

10.5 Designation of Beneficiaries
     ----------------------------

     Each Participant shall designate a beneficiary to receive all proceeds under the Plan in the event of the death of the Participant prior to distribution. If there is no beneficiary living at the date of a Participant's death, the Administrator shall make payments to the duly authorized representative of the Participant's Estate.

10.6 Written Notices Required
     ------------------------

     Any notice or election required or permitted to be made by any provision of this Plan, shall be made in accordance with such rules and procedures as may be established by the Administrator and approved by the Corporation from time to time.

10.7 Advice to Administration of Amendments
     --------------------------------------

     The Corporation will advise the Administrator of all amendments to the Plan.

                      ARTICLE 11 - FUTURE OF THE PLAN

11.1 Continuation of Plan
     --------------------

     The  Corporation  intends to maintain this Plan in force  indefinitely but necessarily reserves the right to amend or discontinue the Plan, in whole or in part, by resolution of its Board of Directors, should future conditions warrant such action in the opinion of the Corporation. The Administrator shall have the right to approve any amendments to the Plan which would affect the Administrator's duties and responsibilities hereunder.

11.2 Assured Benefits
     ----------------

     No amendment to the Plan shall operate to reduce the benefits which have accrued to and vested in the Participants of the Plan prior to the date of the amendment. In the event of discontinuance, whether in whole or in part, the Corporation cannot recover any sums paid to the date thereof and all the assets of the Plan must and shall be applied for the benefit of the Participants and/or their beneficiaries pro rata to their Credit Balances.

11.3 Corporation Discontinuance
     --------------------------

     If the Corporation shall have been wound up or become bankrupt, or if the Plan should be terminated, the assets of the Plan shall, within 90 days thereof, be applied for the benefit of Participants and their beneficiaries in accordance with subsection 11.2 of this Article.

11.4 Limit of Liability
     ------------------

     No liability shall attach to the Corporation or a liquidator or a trustee in bankruptcy of the Corporation in connection with such distribution if made in good faith.